Exhibit 99.2

                                            0MB Number: 3235-0569
                                        Expires: January 31, 2003

     Statement Under Oath of Chief Financial Officer of Phillips
    Petroleum Company Regarding Facts and Circumstances Relating
                       to Exchange Act Filings

I, John A. Carrig, state and attest that:

    (1) To the best of my knowledge, based upon a review of the covered reports of Phillips Petroleum Company, and, except as corrected or supplemented in a subsequent covered report:

        o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

        o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

    (2) I have reviewed the contents of this statement with the Company's audit committee.

    (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

        o Form 10-K of Phillips Petroleum Company for the year ended December 31, 2001, filed with the Commission on March 20, 2002;

        o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Phillips Petroleum Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and

        o any amendments to any of the foregoing.


Signed this 9th day of August, 2002.

                                  /s/ John A. Carrig
                                      -----------------------------
                                      John A. Carrig
                                      Chief Financial Officer
                                      Phillips Petroleum Company


Subscribed and sworn to before me this 9th day of August, 2002.

/s/ Linda Boulton
----------------------------------------------    [notary seal]
Notary Public in and for the State of Oklahoma

My Commission Expires: 1-24-04


Paperwork Reduction Act Disclosure: The Office of Management and
Budget has approved this collection of information pursuant to 44 U.S.C. section 3507 and 5 C.F.R. section 1320.13. The 0MB control number for this collection of information pursuant to this Order and Exhibit A is 3235-0569, and it expires on January 31, 2003. An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a currently valid control


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number.  The information will be used to provide greater
assurance to the Commission and to investors that persons have not violated, or are not currently violating, the provisions of the federal securities laws governing corporate issuers' financial reporting and accounting practices, and to aid the Commission in assessing whether it is necessary or appropriate in the public interest or for the protection of investors for the Commission to adopt or amend rules and regulations governing corporate issuers' financial practices and/or for the Commission to recommend legislation to Congress concerning these matters. We estimate that providing the requested information will take, on average, approximately 25 hours. Any member of the public may direct to the Commission any comments concerning the accuracy of this burden estimate and any suggestions for reducing this burden. Responses to the collection of information are mandatory and will not be kept confidential.


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